UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     August 21, 2002

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0243150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 9.  Regulation FD Disclosure

On August 21, 2002, Brown-Forman Corporation (BFC) issued a press release. A copy of Brown-Forman Corporation's press release is attached hereto as Exhibit 99 and incorporated herein by reference.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Brown-Forman Corporation
                                            (Registrant)


Date:   August 21, 2002                   By:  /s/ Michael B. Crutcher
                                                Michael B. Crutcher
                                                Senior Vice President,
                                                General Counsel, and Secretary



Exhibit Index
(99)  Press Release, dated August 21, 2002, issued by Brown-Forman Corporation


                                                                   Exhibit 99

FOR IMMEDIATE RELEASE

PRESIDENT OF BROWN-FORMAN WINES TO LEAVE COMPANY

Louisville, KY, August 21, 2002 - Brown-Forman Corporation announced today that Thomas P. Burnet has announced his resignation as president of the company's wine division to become president and CEO of Southcorp Wines Americas, the North American division of Southcorp, the Australian wine company. Burnet has been with Brown-Forman since 1990 and served in several key executive capacities. His last day at Brown-Forman will be August 31, 2002.

William M. Street, president of Brown-Forman Corporation, said, "We are sorry to be losing Tom and thank him for his many valuable contributions to Brown-Forman." Street said that no decision has been made regarding Burnet's successor as president of Brown-Forman Wines.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Canadian Mist, Southern Comfort, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware, and Hartmann Luggage.

For more information, contact Phil Lynch, Vice President, Director of Corporate Communications and Public Relations, at 502-774-7928.